                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                HEALTHDYNE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       INVACARE CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                             [INVACARE LETTERHEAD]

                                                                   July 23, 1997

    DEAR FELLOW HEALTHDYNE SHAREHOLDER:

          YOU DECIDE IF HEALTHDYNE IS SERIOUS ABOUT A SALE TRANSACTION

    -Since January, Healthdyne has insisted that the Company was NOT FOR SALE.

    -On June 23, Healthdyne announced that it would "explore alternatives . . .
     including a possible merger or acquisition of Healthdyne Technologies with or by another party and possible transactions employing leverage to deliver value to shareholders."

    -On June 27, in a letter from Healthdyne Chairman Parker Petit to me, Petit said, "We have already created value for the shareholders . . . by developing and executing a strategic plan . . . "

    -On July 7, a Healthdyne press release stated that "we hope to announce a value enhancing transaction in the next several weeks"--WITHOUT ANY EXPLANATION OF WHAT TYPE OF TRANSACTION MIGHT OCCUR.

    -NOW, IN ITS LATEST LETTER TO YOU ON JULY 11, HEALTHDYNE SAYS THAT IT HOPES
     TO INCREASE SHARE VALUE "EITHER BY PURSUING OUR STRATEGIC PLAN . . . OR ENGAGING IN A TRANSACTION."

DO HEALTHDYNE'S PRONOUNCEMENTS SOUND LIKE A SINCERE INTENTION TO MAXIMIZE VALUE
                     NOW BY SELLING TO THE HIGHEST BIDDER?

     THERE ARE ONLY A FEW DAYS LEFT TO VOTE -- WHERE IS MANAGEMENT'S DEAL?

    You can decide for yourself if the Company is reneging in its "promises" to shareholders. In our view, Healthdyne pursuing its "strategic plan" means NOTHING will change. NOT ONCE HAS HEALTHDYNE COMMITTED TO SELLING THE COMPANY. EVEN IF THEY WERE SERIOUS, WHAT INCENTIVE WILL THEY HAVE TO PURSUE ANY TRANSACTION IF THEY GET RE-ELECTED FOR ANOTHER YEAR?

    Furthermore, as a significant Healthdyne shareholder, we are concerned that their "engaging in a transaction" (including those which would "employ leverage") may not result in a sale of the Company, but instead means a recapitalization or share buyback.

    OF COURSE, THIS WOULD MEAN THAT NOTHING WILL CHANGE EXCEPT FOR AN INCREASE IN THE COMPANY'S DEBT LOAD, SOME FINANCIAL ENGINEERING, AND A MANAGEMENT ENTRENCHED EVEN FURTHER.

             WHO WILL KEEP THE PRESSURE ON THE BOARD IN THE FUTURE?

    We have done everything we can to try to bring a substantial premium to Healthdyne shareholders. We have proposed a slate of nominees committed to promptly auctioning the Company to the best bidder--BE IT TO INVACARE OR ANY OTHER WILLING AND BONA FIDE BUYER--using our offer as a floor.

    OF COURSE, SHAREHOLDERS WILL HAVE THE ULTIMATE POWER TO ACCEPT OR REJECT ANY ACTUAL SALE NEGOTIATED BY THE NEW BOARD.

    Remember--if you do not elect our nominees at the annual meeting, we intend to act to protect our investment by selling some or all of our shares (which represent almost 5% of Healthdyne's shares) depending on market and other conditions.

    CONSIDER WHAT COULD HAPPEN TO THE PRICE OF YOUR SHARES IF HEALTHDYNE'S BOARD IS RE-ELECTED AND WE ARE NO LONGER AROUND TO KEEP PRESSURE ON THEM TO SELL THE COMPANY.

            VOTE FOR OUR PROPOSALS TO SUPPORT SHAREHOLDER DEMOCRACY

    We encourage you to vote FOR all four of the shareholder proposals, which support the rights of shareholders to have the final say over several important corporate governance issues.

    -
     In particular, the Special Meeting Proposal (Proposal 5 on the GOLD proxy card) gives Healthdyne shareholders an effective means of calling a special meeting to consider replacing the Board by reducing the supermajority vote currently required to call a special meeting. In addition, the proposal would prevent undue delay of the meeting and guarantee a reasonable time period for shareholders to consider all the issues.

    -
     Also, the Dead-Hand Elimination Proposal (Proposal 3 on the GOLD proxy card) is the strongest possible action shareholders could take to reject the dead hand provision of the Company's poison pill.(1)

    -
     Even if you do not choose to support the Invacare nominees, you should still vote FOR all four shareholder proposals on management's blue proxy card or on our GOLD card.

                      PROTECT YOUR RIGHTS AS SHAREHOLDERS

    It should be clear by now, however, that the Healthdyne Board should not be trusted to sell the Company. We urge you to vote for the only nominees committed to delivering to you the best price and terms for your shares now. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. TOLL FREE AT (800) 322-2885.

                        VOTE YOUR GOLD PROXY CARD TODAY!

    We appreciate your consideration of our nominees and shareholder proposals.

                                             Sincerely,
                                             A. MALACHI MIXON, III
                                             CHAIRMAN OF THE BOARD &
                                               CHIEF EXECUTIVE OFFICER

---------------------

(1) Although the Dead-Hand Elimination Proposal is intended to be legally binding on the Board, it will not be so unless Invacare's appeal of the district court's position is successful. Invacare is confident that it will succeed on appeal. In any case, the proposal will at the very least send a powerful message that shareholders strongly object to the Company's dead hand provisions.